

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S FORM 10-Q, QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                           4,846
<SECURITIES>                                    16,344
<RECEIVABLES>                                   23,208
<ALLOWANCES>                                     1,226
<INVENTORY>                                      3,347
<CURRENT-ASSETS>                                50,522
<PP&E>                                          35,377
<DEPRECIATION>                                  20,160
<TOTAL-ASSETS>                                  67,481
<CURRENT-LIABILITIES>                           38,694
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           138
<OTHER-SE>                                      20,849
<TOTAL-LIABILITY-AND-EQUITY>                    67,481
<SALES>                                         61,586
<TOTAL-REVENUES>                                61,586
<CGS>                                           43,965
<TOTAL-COSTS>                                   43,965
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                    32
<INTEREST-EXPENSE>                               1,343
<INCOME-PRETAX>                                  2,242
<INCOME-TAX>                                        92<F1>
<INCOME-CONTINUING>                              2,150
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,150
<EPS-PRIMARY>                                     0.19<F2>
<EPS-DILUTED>                                     0.19<F3>

<F1> Income Tax - The filing entity has included the results of the
     Predecessor Group prior to April 17,1996, which is not a legal entity, subject to tax, but rather part of a partnership. As such, the income tax amount is a "pro forma" provision.

<F2> EPS-Primary - The EPS calculations shown are on a "pro forma" basis.  The detail of this calculation are described more fully in the 10-Q as filed. The reader should use this information in conjunction with all disclosures in the 10-Q as filed.

<F3> EPS-Diluted - The EPS calculations shown are on a "pro forma" basis.  The detail of this calculation are described more fully in the 10-Q as filed. The reader should use this information in conjunction with all disclosures in the 10-Q as filed.

